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AMERICAN ITALIAN PASTA COMPANY                                           |NEWS
                                                                         |RELEASE

Contact:

George Shadid -
EVP & Chief Financial Officer
816-584-5621
gshadid@aipc.com

FOR IMMEDIATE RELEASE

FOR IMMEDIATE RELEASE

                         American Italian Pasta Company
                Elects Ronald C. Kesselman to Board of Directors

KANSAS CITY,  MO, June 1, 2006 - American  Italian  Pasta  Company  (NYSE:  PLB)
announced  today  the  appointment  of  Ronald  C.  Kesselman  to its  Board  of
Directors.  With Mr. Kesselman's addition,  the Company's board is now comprised of nine independent directors.

Ron Kesselman has a 30-year  career of holding  senior  executive and management positions with consumer products and food processing companies.  He is currently a  consumer  products  consultant  with the  Berwind  Group,  a  privately  held enterprise,  and was  previously  the  Chairman and Chief  Executive  Officer of
Elmer's  Products.  Mr.  Kesselman  has also  served in a number  of  management positions with Fortune 500 companies, including Borden, Inc., Mattel Corporation and Quaker  Oats  Company.  Mr.  Kesselman  is a graduate of the  University  of
Wisconsin and received a Masters of Business  Administration  from  Northwestern
University.

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest producer and marketer of dry pasta in North America.  The
Company  has four  plants  that are  located  in  Excelsior  Springs,  Missouri;
Columbia, South Carolina; Tolleson, Arizona and Verolanuova,  Italy. The Company
has approximately 600 employees located in the United States and Italy.

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